EMPLOYMENT AGREEMENT between Energy Vault, Inc. and Marco Terruzzin November 10, 2022, is made between Energy Vault, and Marco Terruzzin RECITALS (A) The Company and Executive are parties to that certain Offer Letter, dated as of September 17, 2019, as (B) It is the desire of the Company to continue to assure itself of the services of Executive on the terms set forth in this Agreement effective as of November 11, 2022, and Executive wishes to render such services to the Company upon the terms and conditions hereinafter set forth. (C) By entering into this Agreement, the Company and Executive acknowledge and agree that the Prior Agreement will automatically terminate and shall have no further force and effect and shall be superseded in its entirety by this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties hereto agree as follows: 1. Position and Duties. You will continue in your position as Chief Commercial and Product Officer. You will report to Robert A. Piconi, Chairman, Co-Founder & Chief Executive Officer. You shall perform duties consistent with your position in a professional and competent manner, and throughout your employment with the Company devote your time to such matters as the Company may reasonably require. You shall use in effect. 2. Compensation. Your gross annual base salary will be $375,000 subject to standard withholdings and authorized deductions, and payable on a bi-weekly basis in accordance with the Compa practices. By virtue of your duties, responsibilities, and compensation, your role is an exempt position, meaning you are not eligible for overtime compensation. Your salary is subject to modification during your 3. Annual Performance Bonus. You will be eligible for an annual discretionary performance bonus each fiscal year calendar year. Each year, your target bonus opportunity will be 50% of your Base Salary. Actual payments will be determined based o good faith discretion of the Company. You must be employed by the Company at the time of payment to be eligible Exhibit 10.3

Marco Terruzzin November 10, 2022 Page 2 of 23 to earn or receive an Annual Bonus. Annual Bonuses, if any, will be paid within 2½ months after the close of the fiscal year to which the Annual Bonus relates. The Annual Bonus is not earned until paid and no pro- rated amount will be paid if your employment with the Company ends due to resignation or termination for Cause (as defined below) prior to the payment date. include, but is not limited to: ith the Company respect to carry out or comply with any lawful and reasonable directive of the CEO or Board; (b) dishonesty, willful misconduct or fraud in connection with your employment by the Company; (c) commission of a reportable violation of any applicable banking, securities or commodities laws, rules or regulations that constitutes a serious offense that could or does result in a significant fine; (d) conviction or plea of nolo contendere (or equivalent) to or commission of a felony or any crime involving moral turpitude; (e) engaging in sexual, racial, or other forms of unlawful discrimination, harassment, or retaliation; or (f) a material violation of . 4. Remote Work. If applicable, you will perform your work for the Company remotely from any location within the United States. By accepting the C the Company informed of your remote work location and will not relocate to a new remote work location -mail). Further, you understand and agree that, when directed by the Company, you may be required to attend meetings or Lugano, Switzerland, in addition to any necessary work- accessible, to check in with your manager to discuss status and open questions as needed, and to be available to physically attend scheduled work meetings as requested or required by the Company. While working remotely, you agree to maintain a safe, secure, and ergonomic work environment and to report work-related injuries to your manager at the earliest reasonable opportunity. You also agree to protect Company-owned equipment, records, and materials from unauthorized or accidental access, use, modification, destruction, or disclosure. You understand that all equipment, records, and materials provided by the Company shall remain the property of the Company. 5. Benefits. In addition to your compensation, you will be eligible to receive the benefits that are generally offered to all Company employees, subject to any eligibility requirements and terms set forth in any applicable policies or plans (if any), effective the first of the month following your hire date (except as otherwise provided in such policies or plans). include medical plans, dental plans, and a vision plan. The Company reserves the right to change or rescind its benefit plans and programs and alter employee contribution levels in its discretion. A full description of these benefits is available upon request. 6. Sick Leave. and in accordance with applicable federal, state, and/or local law. 7. Flexible Time Off. You will be able to use Flexible Time Off (FTO) with pay during current and subsequent 8. Holidays. You will be paid for designated holidays in , as set forth in the Energy Vault Holdings, Inc. Employee Handbook. This schedule is subject to change at the discretion of the Company. 9. Termination. a. Definitions: For purposes of this Agreement:

Marco Terruzzin November 10, 2022 Page 3 of 23 i. -3(i)(5). ii. Change in Control and ending 18 months following the consummation of such Change in Control. iii. the following circumstances: (A) a material reduction or material expansion in the nature or scope your duties, responsibilities, authority, powers or functions, or reporting line as compared to your duties, responsibilities, authority, powers or functions, or reporting line before such reduction or expansion, as applicable ; (B) a material reduction in your Base Salary or target Annual Bonus percentage (except for across-the-board reductions based ll senior management employees); or (C) you are relocated more than 60 miles from your current work location; provided, however, that any such condition or conditions, as applicable, shall not constitute Good Reason unless both (x) you provide written notice to the Company of the condition claimed to constitute Good Reason within 60 days of the initial existence of such condition(s), and (y) the Company fails to remedy such condition(s) within 30 days of receiving such written notice thereof; and provided, further, that in all events the Termination shall not constitute a Termination for Good Reason unless such Termination occurs not more than 90 days following the initial existence of the condition claimed to constitute Good Reason. For the avoidance of doubt, if you retain the same or substantially similar position at the Company after a Change in Control, but the Company becomes a division or subsidiary of the successor, it would result in a material reduction in your role. iv. ation of your employment by the Company with Cause; your employment by you for Good Reason (as defined below); or (d) termination of your employment by you without Good Reason or due to your death or disability. b. Upon your Termination for any reason, you will be entitled to receive the sum of: (i) the portion of your Base Salary earned through the date of Termination, but not yet paid to you; (ii) any expenses owed to you; and (iii) any amount accrued and arising from your participation in, or benefits accrued under any employee benefit plans, programs or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or required by law or as specifically provided in a Company Arrangement or herein, all of your rights to salary, severance, benefits, bonuses and other compensatory amounts hereunder (if any) shall cease upon your Termination. c. If your Termination is by the Company without Cause or by you for Good Reason, then, subject to your delivery to the Company of an executed waiver and release of claims in a form approved by 15(c) below, and your continued compliance with any applicable restrictive covenants, you will receive, in addition to payments and benefits set forth in Section 11(b) above, the following: i. A lump sum cash payment equal to one year of your Base Salary payable on the first regular payroll date following 60 days after the date of Termination. If the triggering

Marco Terruzzin November 10, 2022 Page 4 of 23 termination is within the Change in Control Period, the lump sum cash payment will be equal to the product of (A) 1.5 and (B) the sum of your Base Salary and your target Annual Bonus. ii. A pro rata portion of your target Annual Bonus for the fiscal year in which the date of by multiplying (A) your target Annual Bonus by (B) a fraction, (1) the numerator of which is the number of days in the fiscal year in which the date of Termination occurs through and including the date of Termination, and (2) the denominator of which is three hundred sixty-five (365), payable on the first regular payroll date following 60 days after the date of Termination; iii. If the triggering termination is within the Change in Control Period (to the extent permitted by Section 409A (as defined below)), all of the then-unvested shares subject to each of your then-outstanding equity awards, which were granted pursuant to the Plan, 2020 Stock Plan, 2022 Equity Incentive Plan, or other comparable Company equity plan, will immediately vest and except as otherwise required by Section 409A, any restricted stock units or similar full value awards will be settled on the 60th day following your Termination; and iv. during the period commencing on the date of Termination and ending 18 months thereafter or, if earlier, the date on which you become eligible for comparable (in any case, the Section 4980B of the Code (as defined below) and the regulations thereunder, the Company shall, in its sole discretion, either (A) continue to provide to you and your for coverage under its group health plan (if any), at the same levels and costs in effect on the date of Termination (excluding, for purposes of calculating to pay premiums with pre-tax dollars); provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover you or your dependents under its group health plans or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to you in substantially equal monthly installments over the COBRA Period (or remaining portion thereof). 10. Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement. In connection with your employment with the Company, you will receive and have access to Company confidential information and trade secrets. Accordingly, enclosed with this Agreement as Attachment 1 (and incorporated herein by reference) is an Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement , which contains restrictive covenants and prohibits unauthorized use or disclosure of the r obligations. Please review the CNIAA and only sign it after careful consideration of its terms. Your offer of employment is contingent on your execution of the enclosed CNIAA, which is incorporated herein by reference. 11. Prior Agreements. You represent that you have disclosed to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the

Marco Terruzzin November 10, 2022 Page 5 of 23 that any such agreements will not prevent you from performing the duties of your position and you represent that such is the case. 12. At-Will Employment. - s you may resign from the Company at any time for any lawful reason or no reason, the Company may terminate your employment at any time, with or without Cause, and with or without notice. Notwithstanding that your employment is at-will, the Company requests and appreciates that if you decide to leave the Company, you provide as much advance notice as reasonably practicable. 13. Tax Matters. a. Withholding. All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. Regardless of the amount withheld or reported, you are solely responsible for all taxes on compensation under this agreement (including imputed compensation) except the b. Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation. c. Section 409A of the Internal Revenue Code. All payments and other compensation described in this Agreement are intended to comply with or be exempt from the requirements of interpreted consistently with that intent, provided that nothing in this agreement shall be construed as a warranty of tax treatment or otherwise to transfer liability for any tax under Section 409A from you to the Company or any of its affiliates. In no event whatsoever shall the Company or any of its current or future affiliates or their respective advisors, agents, attorneys, representations or successors be liable for any additional tax, interest or penalties that may be imposed on you by Section 409A or any damages for failing to comply with Section 409A. Each installment in a series of payments shall be treated as a separate payment. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon your Termination shall in the meaning of Section 409A. Notwithstanding anything in this Agreement to the contrary, if you are purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which you are entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of your benefits shall not be provided to you prior to the earlier of (1) the expiration of the six-month period measured from the date of your Termination with the Company or (2) the date of your death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to you (or your estate or beneficiaries), and any remaining payments due to you under this Agreement shall be paid as otherwise provided herein.

Marco Terruzzin November 10, 2022 Page 6 of 23 Notwithstanding anything to the contrary in this Agreement, to the extent that any payments due under this Agreement as a result of your Termination are subject to your execution and delivery of a Release, (A) the Company will deliver the Release to you within seven business days following your date of Termination, and the Compa to the expiration of such seven business day period shall constitute a waiver of any requirement to execute a Release, (B) if you fail to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revoke your acceptance of the Release thereafter, you will not be entitled to any payments or benefits otherwise conditioned on the Release, and (C) in any case where your date of Termination and the Release Expiration Date fall in two separate taxable years, any payments required to be made to your that are conditioned on the Release and are treated as nonqualified deferred compensation for purposes of Section 409A will be made on the first payroll period to occur in the subsequent taxable ye 40 years old as of the date of Termination, the date that is seven days following the date upon which the Company timely delivers the Release to you, and (2) if you are 40 years or older as of the date of Termination, the date that is 21 days following the date upon which the Company timely delivers the Release to you, or, in the event that your termination of loyment termination the date that is 45 days following such delivery date. d. Section 280G of the Internal Revenue Code. Notwithstanding any other provisions of this Agreement or any other company arrangement, in the event that any payment or benefit by the Company or otherwise to or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (all such payments and Payments shall be reduced (in the order provided below) to the minimum extent necessary to avoid the imposition of the Excise Tax on the Total Payments, but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of the Excise Tax to which you would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (i) reduction on a pro-rata basis of any cash severance payments that are exempt from Section 409A, (ii) reduction on a pro-rata basis of any non-cash severance payments or benefits that are exempt from Section 409A, (iii) reduction on a pro-rata basis of any other payments or benefits that are exempt from Section 409A, and (iv) reduction of any payments or benefits otherwise payable to you on a pro-rata basis or such other manner that complies with Section 409A; provided, in case of subclauses (ii), (iii) and (iv), that reduction of any payments attributable to the acceleration of vesting of Company equity awards shall be first applied to Company equity awards that would otherwise vest last in time. The Company will select an adviser with experience in performing calculations regarding the applicability of Code Section 280G and the Excise Tax, provided of Code Section 6662, (the

Marco Terruzzin November 10, 2022 Page 7 of 23 The Independent Adviser shall provide its determination, together with detailed supporting calculations and documentation, to you and the Company within 15 business days following the date on which your right to the Total Payments is triggered, if applicable, or such other time as requested by you (provided, that you reasonably believe that any of the Total Payments may be subject to the Excise Tax) or the Company. The costs of obtaining such determination and all related fees and expenses (including related fees and expenses incurred in any later audit) shall be borne by the Company. Any good faith determinations of the Independent Adviser made hereunder shall be final, binding and conclusive upon the Company and you. In the event it is later determined that to implement the objective and intent of this Section 15(d), (i) a greater reduction in the Total Payments should have been made, the excess amount shall be returned promptly by you to the Company or (ii) a lesser reduction in the Total Payments should have been made, the excess amount shall be paid or provided promptly by the Company to you, except to the extent the Company reasonably determines would result in imposition of an excise tax under Section 409A. 14. Mutual Arbitration Agreement. To the maximum extent permitted by law, you and the Company agree that all claims, disputes and controversies of any kind arising out of, relating to or in any way associated with this Agreement and/or your employment by the Company or the termination of that employment, including but not limited to all common, constitutional, contract and tort law theories and statutory claims under federal, state and/or local law, shall be submitted to and resolved through final and binding arbitration, before a single arbitrator licensed to practice law and experienced in employment law, and administered by JAMS (http://www.jamsadr.com/) pursuant to its Employment Arbitration Rules & https://www.jamsadr.com/rules-employment-arbitration/) in effect at the inception of the arbitration, incorporated herein by reference, except as modified or work location for the Company, unless the parties agree to a different location or as otherwise required by law. This agreement to arbitrate applies to all claims that the Company may have against you, as well as all subsidiaries, successors, assigns, owners, directors, officers, shareholders, employees, managers, members, and agents. compensation, disability benefits or unemployment compensation benefits; (ii) claims based on any pension or welfare plan or collective bargaining agreement, the terms of which may contain arbitration or other non-judicial dispute resolution procedure; (iii) any unfair labor practice charge which is to be brought under the National Labor Relations Act; (iv) sexual assault or sexual harassment disputes arising under federal, tribal, or state law which you elect not to pursue in arbitration; and/or (v) claims which may not be arbitrated as a matter of law. Nothing in this agreement to arbitrate precludes you from filing an administrative charge/complaint of discrimination with the U.S. Equal Employment Opportunity rposes of exhausting your administrative remedies, to the extent required by law; however, any claims, action or lawsuit seeking damages, injunctive relief or other monetary or non-monetary relief by you based on such administrative charges/complaints must be brought in arbitration, in accordance with this agreement to arbitrate, except as to sexual assault or sexual harassment disputes which you elect to pursue in court. You acknowledge that, should the EEOC, DFEH or any local government agency pursue claims on your behalf, you have waived your right to recover any money from the Company, other than amounts recoverable through arbitration pursuant to this agreement to arbitrate, if any.

Marco Terruzzin November 10, 2022 Page 8 of 23 tor shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. However, the arbitrator shall have no authority or power to award any remedy in excess of what a party would be able to obtain in a court of law. The arbitrator may hear and determine any dispositive issue of law asserted by you or the Company to the same extent a court could hear and determine a dispositive motion. In ruling on such motions and the admissibility of evidence, the arbitrator shall apply the standards under the Federal Rules of Civil Procedure, the Federal Rules of Evidence, and case law thereunder. The decision of the arbitrator will be final, conclusive, and binding on the parties to decision in any court having jurisdiction. relief to a court of relevant jurisdiction, in furtherance of arbitration. Except as to sexual assault or sexual harassment disputes, the arbitrator has exclusive authority to resolve any dispute relating to the interpretation, applicability, or enforceability of this Agreement (including this engaged in interstate commerce and that, except as provided in this Agreement, the FAA shall govern the interpretation and enforcement of, and all proceedings pursuant to, this agreement to arbitrate. Except as otherwise provided under the FAA or other applicable federal law, this Agreement shall be governed by the Except as otherwise prohibited by law, neither you, the Company, nor the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties to the arbitration, except to your respective attorneys and tax advisors without any written consent of the other, provided such persons/entities first agree to be bound by this confidentiality provision. Either party may disclose the existence and results of any arbitration in a proceeding to enforce or appeal an arbitral award, as provided under applicable law. The fees of the arbitrator and all other costs that are unique to the arbitration process shall be paid by the Company if and to the extent required by law. Otherwise, each party shall be solely responsible for paying his/her/their/its own costs for the arbit ng party. You understand and agree that claims must be brought by either you or the Company in your individual capacity, not as plaintiffs or class members in any purported class or collective proceeding, and the arbitrator shall not have the power to hear the arbitration as a class or collective action or otherwise Class/Collective Action Waiver is found to be unenforceable, in whole or in part, any offending provisions shall be severed from this Agreement. To the greatest extent permitted by law, claims must be brought by either you or the Company in your individual capacity, not as representatives in any representative proceeding, and the arbitrator shall not Representative Action Waiver is found to be unenforceable, it shall be severed from this Agreement.

Marco Terruzzin November 10, 2022 Page 9 of 23 You and the Company agree and acknowledge that this agreement to arbitrate is supported by good and at-will employment with the Company. BY AGREEING TO SUBMIT THE CLAIMS TO ARBITRATION, YOU AND COMPANY ARE HEREBY WAIVING THE RIGHT TO A TRIAL IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL. 15. Reservation of Rights. Nothing in this Agreement or the CNIAA shall prohibit you from: (a) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful or (b) speaking with or providing information to law enforcement, the U.S. Securities and Exchange Commission, the United States Equal Employment Opportunity Commission, and/or any other similar state or local fair employment practices agencies. 16. Indemnification. will also execute the Indemnification Agreement applicable to officers. 17. Complete Agreement. This Agreement, the CNIAA, and the attachments referenced herein, supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company including, but not limited to, any representations made during your interviews, and constitute the complete agreement between you and the Company regarding the subject matters set forth herein. This letter, including, but not limited to, its at-will employment provision, may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. 18. Severability. The invalidity, illegality, or unenforceability of any provision, subsections, or sentences contained in of this Agreement, or any terms hereof, shall not affect the legality, validity or enforceability of any other provision or term of this Agreement. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear. For purposes of federal immigration law, you will be required to provide the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your first day of employment with the Company, or our employment relationship with you may be terminated. You should be aware that the Company participates in E-Verify, a federal government system used to verify the employment authorization and social security number of each new employee. By signing this Agreement, you acknowledge that the terms described in this Agreement, together with the CNIAA and other attachments, set forth the entire understanding between you and the Company and supersedes any prior representations or agreements, whether written or oral; there are no terms, conditions, representations, warranties or covenants other than those contained herein. No term or provision of this letter may be amended waived, released, discharged or modified except in writing, signed by you and an authorized officer of the Company except that the Company may, in its sole discretion, adjust salaries, incentive compensation, benefits, job titles, locations, duties, responsibilities, and reporting relationships. We hope that you will accept our offer of employment set forth in this Agreement. After you have had an opportunity to review this Agreement, kindly sign your name and the date at the end of this Agreement to signify your understanding and acceptance of these terms.

Marco Terruzzin November 10, 2022 Page 10 of 23 To accept this offer, sign and return this Agreement within three (3) business days from the date of this letter. This Agreement may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) DocuSign is preferred. If we do not receive a signed copy of this Agreement, the offer reflected in this letter may be withdrawn. Should you have any questions regarding this letter or the terms of your at-will employment with the Company, please feel free to contact me. Sincerely, Gonca Icoren Chief People Officer Energy Vault Holdings, Inc. Attachments 1. Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement (with exhibits) I have read and accept this employment offer. { SIGNATURE OF Marco Terruzzin

Marco Terruzzin November 10, 2022 Page 11 of 23 ATTACHMENT 1 ENERGY VAULT HOLDINGS, INC. EMPLOYEE CONFIDENTIALITY, NON-DISCLOSURE, AND INVENTIONS ASSIGNMENT AGREEMENT This Employee Confidential, Non-Disclosure, and Inventions Assignment Agreement is entered into as of the date of its execution Energy Vault Holdings, Inc. (the Marco Terruzzin In consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows: 1. Confidential Information Protections. a. Company Information; Nondisclosure. Employee shall at all times during the term of person, firm or corporation without written authorization of the Board, lecture upon, or publish any Confidential Information (as defined herein) of the Company and its employees, except: (i) except as necessary in carrying out ; (ii) to the extent a member of the Board of the Company expressly authorizes such disclosure in writing; or (iii) as required by law, legal process, or as otherwise expressly permitted herein. Information." secrets or know-how, including, but not limited to, research, product plans, products, services, investors, business partners, customer lists and customers (including, but not limited to, those of the Company on whom Employee has developments, inventions, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Employee by the Company or any of its employees, either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved, or if Employee can prove such information was already Further, pursuant to 18 U.S.C. § 1833(b), Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, Employee is hereby advised that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. b. Former Employer Information. the Company, improperly use or disclose any confidential or proprietary information or trade secrets, if any, of any former or concurrent employer or other person or entity to whom or to which Employee has an obligation of confidentiality, and Employee shall not bring onto the premises of the Company any unpublished document, property, or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

Marco Terruzzin November 10, 2022 Page 12 of 23 c. Third Party Information. Employee shall hold all confidential or proprietary information that the Company has received from any third party to whi confidentiality of such information and to use it only for certain limited purposes in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in not disclose to anyone (other than Company personnel who need to know such information in connection with their unless expressly authorized by the Chief Executive Officer of the Company in writing. 2. Inventions. Employee hereby represents, warrants and covenants with respect to Prior Inventions or Inventions (each, as defined below), as the case may be, as follows: a. Inventions Retained and Licensed. Attached hereto, as Exhibit A, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by which are not assigned to the Company hereunder; or, if no such list is attached, Employee hereby represents that there are no such Prior Inventions. uses or incorporates into a product, process, service, or machine of Company or any of its wholly owned subsidiaries, a Prior Invention owned by Employee or in which the Employee has an interest, Inventions may block or interfere with, or may otherwise be required for, the Company is hereby granted and shall have a nonexclusive, fully paid and royalty-free, irrevocable, perpetual, transferable, worldwide license, with rights to sublicense through multiple levels of sublicensees, to make, reproduce, make derivative works of, distribute, use, sell, import, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine, to the fullest extent permitted by law. Employee represents and agrees that in the event of any dispute regarding the creation or ownership of any invention, any such disputed invention that may relate to the C conclusively demonstrate, beyond any question of doubt, that the invention in question was made by Employee or assigned to, the Company. To the extent that any third parties have rights in any such Prior Inventions, Employee hereby represents and warrants that such third party or parties have validly and irrevocably granted to Employee the right to grant the license stated above. b. Ownership. Company, all inventions, discoveries and improvements, whether patentable or unpatentable, and all works of authorship, whether copyrightable or uncopyrightable, made, developed, conceived, modified, acquired, devised, equipment, supplies, facilities, trade secrets, Confidential Information or otherwise, and which relate to or pertain in any way at the time of conception or reduction to practice of the invention or of creation of the work of authorship to the business of the Company, or the actual or demonstrably anticipated research or development of the Company, or which result from any work performed by Employee promptly disclosed in writing by Employee to the Company, and whether disclosed or not, shall be the exclusive property of the Company or its assignee(s). c. Works for Hire. Employee acknowledges that all Work Product shall be deemed and g all rights of copyright, patent or otherwise, in the United States and in all foreign countries, in any form or medium and in all fields of use now known or hereafter

Marco Terruzzin November 10, 2022 Page 13 of 23 existing, shall belong exclusively to the Company. Employee acknowledges that the Company is under no obligation to Employee, monetary or otherwise, in connection with such Work for Hire. d. Assignment. ownership of any Work Product or Work for Hire described above in this Section 2, Employee hereby irrevocably s that neither the Company, nor its divisions or affiliates, are under further obligation, monetary or otherwise, to Employee for such assignment. Employee agrees to assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign intellectual property rights and moral rights relating to Work Product or Works for Hire in any and all countries. Employee agrees to execute, acknowledge and deliver to the Company, its successors and assigns, all documentation, including, but not limited to, applications for patents and/or copyrights, as the Company may deem necessary or desirable to obtain and perfect the interests of the Company, its successors and assigns, in any and all countries, in such Work Product and/or Works for Hire, and to vest title thereto in the Company. he Company with respect to intellectual property rights relating to such Work Product and/or Works for Hire in any and all countries will continue beyond In the event the Company is unable for any reason, after reasonable Section, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and d file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any intellectual property rights assigned under this Agreement to the Company. Employee acknowledges that the Company is under no further obligation, monetary or otherwise, to Employee in connection with any such assignment. e. Excluded Inventions. For employees who work for the Company in Delaware, Illinois, Kansas, Minnesota, Nevada, North Carolina, Utah, and/or Washington, the assignment set forth in this Section 2 shall not apply to any invention that is covered by the provisions of any applicable specific inventions statute the Inventions Assignment Notice attached hereto as Exhibit B. f. Inventions Assigned to the United States. Employee shall assign to the United States required to be in the United States by a contract between the Company and the United States or any of its agencies. g. Maintenance of Records. Employee shall keep and maintain adequate and current written records of all Confidential Information developed by the Employee and all Inventions made solely or jointly The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. h. Obligation to Keep the Company Informed. Any Employee who works for the Company in Delaware, Illinois, Kansas, Minnesota, Nevada, North Carolina, Utah, and/or Washington agrees to advise the Company promptly in writing of any inventions that Employee believes meet the criteria in any Specific Inventions Law set forth in Exhibit B that Employee has not otherwise already disclosed on Exhibit A, during the period of Employee will promptly disclose to the within one (1) year after the termination of employment. The Company will keep in confidence and will not use for any confidential information disclosed in writing to the Company pursuant to this Agreement relating to inventions that qualify fully for protection under any

Marco Terruzzin November 10, 2022 Page 14 of 23 applicable Specific Inventions Law (if any). Employee will preserve the confidentiality of any invention that does not fully qualify for protection under a Specific Inventions Law. 3. Duty of Loyalty During Employment. To the fullest extent permitted by law, Employee agrees that during the period of employment by the Company, Employee will not, withou consent, directly or indirectly engage in any employment or business activity which is directly or indirectly 4. No Conflicting Employment, Agreement, or Obligation. performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to employment by the Company. Employee has not entered into, and Employee agrees not to enter into, any and to the engage in any other employment, occupation, consulting or other business activity directly related to the business employment, nor will Employee engage in any other activities that conflict Company. 5. Returning Company Documents. At the time of leaving the employ of the Company, Employee deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, social media content, social media followers and social media access to password information, or reproductions of any aforementioned belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 2. Employee agrees not to copy, de Company computer or Company equipment before Employee returns it to the Company. In addition, if Employee has used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, Employee agrees to provide the Company with a computer useable copy of all such Confidential Information and then permanently delete and expunge such Confidential I system as reasonably requested to verify that the necessary copying and/or deletion is completed. Employee further agrees that any property situated on the Compa with or without notice. 6. Notification of New Employer. In the event that Employee leaves the employ of the Company, rights and obligations under this Agreement. 7. Non-Solicitation of Employees. Employee covenants that, for a period of twelve (12) months yees of any Company subsidiaries to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away their employees, either for Employee or for any other person or entity. 8. Conflict of Interest Guidelines. Employee covenants that Employee shall diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto.

Marco Terruzzin November 10, 2022 Page 15 of 23 9. Right to Advice of Counsel. Employee acknowledges that Employee has had the right to consult 10. Successors and Assigns. its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon a. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law. b. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benef successors, heirs, distributees, devisees and legatees. 11. Notice Clause. a. Manner. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and delivered in person or sent by facsimile, electronic mail, overnight courier or First Class mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party. b. Effectiveness. Any notice or other communication required or permitted to be given under this Agreement will be deemed given (i) upon personal delivery to the party to be notified (ii) on the day when delivered by electronic mail to the proper electronic mail address, (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) the first business day after deposit with a nationally recognized overnight courier, specifying next day delivery, or (v) the third business day after the day on which such notice was mailed, as evidenced by the postmark, in accordance with this Section. 12. Legal and Equitable Remedies. a. Employee agrees that it may be impossibl violation of this Agreement or any of its terms. Employee agrees that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company, and the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement. b. To the extent Employee or the Company seek temporary or preliminary relief, Employee agrees that if either the Company or Employee is successful in whole or in part in any such request, motion, or application for legal or equitable relief to enforce this Agreement (including, but not limited to, a court or arbitrator partially or fully granting any application, motion, or petition for injunctive relief, including, but not limited to, a temporary restraining order, preliminary injunction, or permanent injunction), whether against or commenced by Employee, the prevailing party will be entitled to recover from the other all costs, fees, or expenses it incurred at s. A final resolution

Marco Terruzzin November 10, 2022 Page 16 of 23 of such dispute or a final judgment is not a prerequisite to the right to demand payment hereunder and such amounts must be paid by the party against whom the legal or equitable relief has been obtained to the other party within thirty (30) days after written notice of such demand. In the event the prevailing party demands only a portion of such costs, fees, or expenses incurred, such demand shall be without prejudice to further demands for (i) the remainder of any outstanding costs, fees, or expenses incurred, or (ii) costs, fees, or expenses incurred after the prior demand. 13. Employment At-Will. Employee agrees and understands that nothing in this Agreement will -will employment status or confer any right with respect to continuation of employment by employment at any time, with or without Cause or advance notice. 14. Waiver. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement. 15. Severability. The invalidity, illegality, or unenforceability of any provision, subsections, or sentences contained in this Agreement, or any terms hereof, shall not affect the legality, validity or enforceability of any other provision or term of this Agreement. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear. 16. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. 17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state where you are/were last employed by the Company. 18. Survival. the reason, and the assignment of this Agreement by the Company to any successor in interest or other assignee. 19. Entire Agreement. This Agreement, together with any Exhibit(s) hereto (incorporated herein by reference), is the final, complete and exclusive agreement between me and the Company with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us; provided, however, prior to the execution of this Agreement, if the Company and I were parties to any agreement regarding the subject matter hereof, that agreement will be superseded by this Agreement prospectively only. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. 20. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement limits or prohibits Employee from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board notice to, or receiving authorization from, the Company, discussing the terms and conditions of employment with

Marco Terruzzin November 10, 2022 Page 17 of 23 others to the extent expressly permitted by Section 7 of the National Labor Relations Act. Notwithstanding, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information to any parties other than the Government Agencies. Further, Employee understand that nothing in this agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. However, in the event of any subpoena or by law, Employee agrees to provide the Company with notice (and a reasonable opportunity to object) before any disclosure by Employee. 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com). IN WITNESS WHEREOF, Employee and the Company, hereby declare that they, and each of them, has read the foregoing Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement and understands and acknowledges the significance and consequence of it, and has executed this Agreement, in the case of the Company by their duly authorized officers, voluntarily and with full understanding of its consequences, as of the day and year first above written. ENERGY VAULT HOLDINGS, INC. By: Gonca Icoren Chief People Officer EMPLOYEE Signature: Marco Terruzzin

Marco Terruzzin November 10, 2022 Page 18 of 23 EXHIBIT A LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP Title Date Identifying Number or Brief Description _____ No inventions or improvements _____ Additional Sheets Attached Signature of Employee: Marco Terruzzin

Marco Terruzzin November 10, 2022 Page 19 of 23 EXHIBIT B INVENTIONS ASSIGNMENT NOTICE If Employee is employed by the Company in the State of Delaware, the following provision applies: Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of l not apply to an invention that the employee ctual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment. If Employee is employed by the Company in the State of Illinois, the following provision applies: Illinois Compiled Statutes Chapter 765, Section 1060/2. Employee Patent Act. Sec. 2. Employee rights to inventions - conditions. (1) A provision in an employment agreement which provides that an empl apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed enti (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection. (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement. (3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which r (b) the invention results from any work performed by the employee for the employer. If Employee is employed by the Company in the State of Kansas, the following provision applies: Chapter 44. LABOR AND INDUSTRIES Article 1. Employment Agreements assigning employee rights in inventions to employer; restrictions; certain provisions void; notice and disclosure - 44-130. (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any

Marco Terruzzin November 10, 2022 Page 20 of 23 of the employee supplies, facilities or trade secret information of the employer was used and which was developed entirely on the (1) T research or development; or (2) the invention results from any work performed by the employee for the employer. (b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment. (c) rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employe own time, unless: (1) anticipated research or development; or (2) the invention results from any work performed by the employee for the employer. (d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention. If Employee is employed by the Company in the State of Minnesota, the following provision applies: Minnesota Statute Section 181.78. SUBDIVISION 1. Inventions not related to employment. Any provision in an employment agreement which provides that an employee invention for which no equipment, supplies, facility or trade secret information of the employer was used and which nt, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. Subdivision 3. If an employment agreement entered into after August 1, 1977 contains a provision requiring the employee to assign or offer to assign any of the employee's rights in any invention to an employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. If Employee is employed by the Company in the State of Nevada, the following provision applies:

Marco Terruzzin November 10, 2022 Page 21 of 23 Nevada Revised Statutes Section 600.500. Employer is sole owner of patentable invention or trade secret developed by employee. Except as otherwise provided by express written agreement, an employer is the sole owner of any patentable invention or trade secret developed by his or her employee during the course and scope of the employment that relates directly to work performed during the course and scope of the employment. If Employee is employed by the Company in the State of North Carolina, the following provision applies: North Carolina General Statutes Section 66- Any provision in an employment agreement which provides that the employees shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on or trade secret information except for those or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and in unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section. If Employee is employed by the Company in the State of Utah, the following provision applies: Utah Code, §§ 34-39-2 (Employment Inventions Act) And 34-39-3 (Scope Of Act) 34-39-2. Definitions. As used in this chapter: (1) or created by an employee which is: (a) conceived, developed, reduced to practice, or created by the employee: (i) within the scope of his or her employment; resources, or intellectual property; (b) the result of any work, services, or duties performed by an employee for his or her employer; (c) related to the industry or trade of the employer; or (d) related to the current or demonstrably anticipated business, research, or development of the employer. -how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them. 34-39-3. Scope of act -- When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions -- Exceptions. (1) An employment agreement between an employee and his or her employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is: (a) created by the employee entirely on his or her own time; and (b) not an employment invention. (2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his or her employer any or all of his or her rights and intellectual property in or to an employment invention. (3) Subsection (1) does not apply to:

Marco Terruzzin November 10, 2022 Page 22 of 23 (a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or (b) an agreement between an employee and his or her employer which is not an employment agreement. and the employee receives a consideration under such agreement which is not compensation for employment. (5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration. (6) An employer may require his or her employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment. (7) An employer may not require his or her employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment. (8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions. If Employee is employed by the Company in the State of Washington, the following provision applies: TITLE 49. LABOR REGULATIONS - CHAPTER 49.44. VIOLATIONS - PROHIBITED PRACTICES (i) A provision in an employment agreement which provides that an employee shall assign or offer to which no equipment, supplies, facilities, or trade secret information of the employer was used and ly anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable. (ii) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment. (iii) If an employment agreement entered into after September 1, 1979, contains a provision requiring the also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret unless (a) the invention relates (i) directly to the business of the employ actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

Marco Terruzzin November 10, 2022 Page 23 of 23 EXHIBIT C CONFLICT OF INTEREST GUIDELINES It is the policy of Energy Vault Holdings, Inc. the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained. 1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employee Confidentiality, Non- Disclosure, and Invention Assignment Agreement elaborates on this principle and is a binding agreement.) 2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company. 3. Participating in civic or professional organizations that might involve divulging confidential information of the Company. 4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement. 5. Initiating or approving any form of personal or social harassment of employees. 6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company. 7. Borrowing from or lending to employees, customers or suppliers. 8. Acquiring real estate of interest to the Company. 9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist. 10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees. 11. Making any unlawful agreement with distributors with respect to prices. 12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity. 13. Engaging in any conduct which is not in the best interest of the Company. Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.